OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Friday, May 27, 2016
3:00 p.m., Chicago Time

Offices of Old Republic International Corporation
22nd Floor Conference Center
307 North Michigan Avenue
Chicago, Illinois 60601

Important Notice Regarding the Availablility of Proxy Materials for the Annual Meeting:
The Annual Report/Proxy Statement is available at www. proxyvote.com.

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 OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

 OLD REPUBLIC INTERNATIONAL CORPORATION 307 North Michigan Avenue Chicago, Illinois 60601

Old Republic International Corporation Employees Savings and Stock Ownership Plan/Old Republic International
Baseline Security Plan/Republic Mortgage Insurance Company Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 27, 2016.

Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that your shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee of the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, these shares will be Voted in accordance with the recommendations of the Board of Directors FOR PROPOSESALS 1, 2, 3 AND AGAINST PROPOSAL 4, AND IN THE ADMINISTRATION COMMITTEE's or TRUSTEE's DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) on May 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OLD REPUBLIC INTERNATIONAL CORP. 307 N. MICHIGAN AVENUE CHICAGO, IL 60601-5382 ATTN: WILLIAM J. DASSO
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) on May 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
             KEEP THIS PORTION FOR YOUR RECORDS
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          DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

                       For                      Withhold                For All    To withhold authority to vote for any
                       All                             All                      Except                individual nominee(s), mark "For All
                                             Except" and write the number(s) of the
The Board of Directors recommends that you vote                                nominee(s) on the line below.
FOR the following:
                                          _____________________________
1.    Election of Directors                                                            ☐       ☐      ☐

               Nominees

               01  Jimmy A. Dew          02  John M. Dixon          03  Dennis P. Van Mieghem

The Board of Directors recommends you vote FOR proposals 2 and 3.                                                                                             For                   Against                 Abstain

2.    To ratify the selection of KPMG LLP as the company's auditors for 2016                                                                            ☐    ☐   ☐

3.            An advisory vote to approve executive compensation                                                                                                           ☐                        ☐                             ☐

The Board of Directors recommends you vote AGAINST the following proposal.                                                                          For                   Against                 Abstain

4.            To vote on the shareholder proposal listed in the Company's Proxy Statement, if properly submitted                          ☐                        ☐                             ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

_______________________________      ____________          ________________________________       ____________
Signature (PLEASE SIGN WITHIN BOX)      Date              Signature (Joint Owners)                                      Date